UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.              )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CARRAMERICA REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Immediate	Karen L. Widmayer: Media Contact
(202) 729-1789
Karen.widmayer@carramerica.com
Stephen Walsh: Analyst Contact
(202) 729-1764
stephen.walsh@carramerica.com

CARRAMERICA ANNOUNCES CANCELLATION OF ANNUAL MEETING

Washington D.C. – April 21, 2006 — CarrAmerica Realty Corporation (NYSE:CRE) today announced that, as a result of its pending merger with an affiliate of The Blackstone Group and in anticipation of a special meeting of stockholders relating to the merger, the Annual Meeting of Shareholders, previously scheduled for April 27, 2006, has been cancelled. The date of the special meeting of stockholders relating to the merger has not yet been set. CarrAmerica will announce the date, time and place of the special meeting once a final determination has been made.

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving CarrAmerica and affiliates of Blackstone. In connection with the transaction, CarrAmerica will file a definitive proxy statement with the SEC. Stockholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to CarrAmerica stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at CarrAmerica’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica, telephone (202) 729-1764.

CarrAmerica and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions, when it becomes available.

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